UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2017

ACTUANT CORPORATION
(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N86 W12500 Westbrook Crossing
Menomonee Falls, Wisconsin 53051

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (262) 293-1500

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                              ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced, Mr. Stephen Rennie ceased leading the Industrial Segment of Actuant Corporation (the “Company”) effective September 14, 2017 and Mr. Eugene Skogg, former Executive Vice President, Human Resources, left the Company effective September 6, 2017.
The Company entered into a Group Separation Agreement and Release with Mr. Rennie on October 6, 2017 (the “Rennie Separation Agreement”).  In accordance with the Rennie Separation Agreement,  Mr. Rennie will receive: (i) $410,000 (which is based on his current annual base salary of $410,000) in cash in a lump sum on the Company’s first payroll date in 2018; (ii) the fiscal 2017 bonus Mr. Rennie would have earned based on the Company’s fiscal 2017 Industrial Segment results; (iii) a transition bonus of $25,000 payable in a lump sum on the Company’s first payroll date following October 27, 2017 (the “Rennie Separation Date”) with respect to the provision of transition services to be provided by Mr. Rennie; (iv) the cost of COBRA coverage in excess of Mr. Rennie’s current monthly contribution for active employees for the 12 months following the Rennie Separation Date; (v) vesting of outstanding stock options scheduled to vest within two years of the Rennie Separation Date, all other unvested stock options are forfeited; (vi) vesting of outstanding restricted stock units scheduled to vest within two years of the Rennie Separation Date, all other unvested restricted stock units are forfeited; and (vii) outplacement services in an amount not to exceed $40,000.  In addition, Mr. Rennie’s outstanding stock options will be exercisable through their respective expiration dates.  All performance stock units (PSUs), held by Mr. Rennie that are scheduled to vest within two years of the Rennie Separation Date will remain in force subject to the achievement of performance-objections, all other unvested PSUs are forfeited. The Rennie Separation Agreement includes a release, as well as non-compete, non-solicit, non-disparagement and confidentiality covenants.
The Company entered into a Group Separation Agreement and Release with Mr. Skogg on October 9, 2017 (the “Skogg Separation Agreement”). In accordance with the Skogg Separation Agreement, Mr. Skogg will receive: (i) $361,000 (which is based on his most recent annual base salary of $361,000) in cash in a lump sum on the Company’s first payroll date in 2018; (ii) the fiscal 2017 bonus Mr. Skogg would have earned based on fiscal 2017 Consolidated Company results; (iii) a transition bonus of $55,000 payable in a lump sum on the Company’s first payroll date following September 6, 2017 (the “Skogg Separation Date”) with respect to the provision of transition services to be provided by Mr. Skogg; (iv) the cost of COBRA coverage in excess of Mr. Skogg’s current monthly contribution for active employees for the 12 months following the Skogg Separation Date; (v) vesting of all outstanding stock options; (vi) vesting of all outstanding restricted stock units; (vii) outplacement services in an amount not to exceed $40,000; (viii) $205,000 in cash in a lump sum with respect to relocation payable on the Company’s first payroll date in 2018; and (ix) a lump sum payment equal to the unvested balance in Mr. Skogg’s 401(k) account payable on the first payroll date following Mr. Skogg’s execution of the Skogg Separation Agreement.  In addition, Mr. Skogg’s outstanding stock options will be exercisable through their respective expiration dates.  All PSUs held by Mr. Skogg will remain in force subject to the achievement of performance objectives.  The Skogg Separation Agreement includes a release, as well as non-compete, non-solicit, non-disparagement and confidentiality covenants.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTUANT CORPORATION

Date: October 12, 2017
/s/ Rick T. Dillon
Name: Rick T. Dillon Title: Executive Vice President and Chief Financial Officer